                                                                       EXHIBIT 1



                              FRITZ COMPANIES, INC.

                                       AND

                          MELLON INVESTOR SERVICES LLC

                                  RIGHTS AGENT

                   ------------------------------------------

                                RIGHTS AGREEMENT

                          DATED AS OF JANUARY 16, 2001

                    ----------------------------------------

                                TABLE OF CONTENTS

                                                                                          PAGE
1.      Certain Definitions.................................................................2

2.      Appointment of Rights Agent.........................................................9

3.      Issuance of Rights Certificates....................................................10

4.      Form of Rights Certificates........................................................13

5.      Countersignature and Registration..................................................14

6.      Transfer, Split-Up, Combination and Exchange of Rights Certificates;
        Mutilated, Destroyed, Lost or Stolen Rights Certificates...........................16

7.      Exercise of Rights; Purchase Price; Expiration Date of Rights......................18

8.      Cancellation and Destruction of Rights Certificates................................21

9.      Reservation and Availability of Capital Stock......................................22

10.     Preferred Shares Record Date.......................................................24

11.     Adjustments to Number and Kind of Shares; Number of Rights or Purchase
        Price..............................................................................25

12.     Certification of Adjustments.......................................................39

13.     Consolidation, Merger or Sale or Transfer of Assets or Earning Power...............40

14.     Fractional Rights and Fractional Shares............................................46

15.     Rights of Action...................................................................48

16.     Agreement of Right Holders.........................................................49

17.     Rights Certificate Holder Not Deemed a Stockholder.................................50

18.     Concerning the Rights Agent........................................................50

19.     Merger or Consolidation or Change of Name of Rights Agent..........................51

20.     Duties of Rights Agent.............................................................52

21.     Change of Rights Agent.............................................................56

22.     Issuance of New Rights Certificates................................................58

23.     Redemption and Termination.........................................................58

24.     Exchange...........................................................................60

25.     Notice of Proposed Actions.........................................................61

26.     Notices............................................................................63

27.     Supplements and Amendments.........................................................64

28.     Determinations and Actions by the Board............................................65

29.     Successors.........................................................................66

30.     Benefits of this Agreement.........................................................66

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE
31.     Governing Law......................................................................66

32.     Counterparts.......................................................................66

33.     Descriptive Headings...............................................................66

34.     Severability.......................................................................67

                                RIGHTS AGREEMENT

       THIS AGREEMENT (this "Agreement"), dated as of January 16, 2001, between Fritz Companies, Inc., a Delaware corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company, as rights agent (the "Rights Agent");

                              W I T N E S S E T H:

       WHEREAS, the Board of Directors of the Company has (i) authorized and declared a dividend distribution of one preferred share purchase right (a "Right") for each Common Share (as defined herein) outstanding as of the Close of Business (as defined herein) on January 29, 2001 (the "Record Date"), each Right initially representing the right to purchase one one-thousandth of a Junior Preferred Share (as defined herein), upon the terms and subject to the conditions set forth in this Agreement, and (ii) further authorized the issuance of one Right with respect to each Common Share (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p)), in each case that shall become outstanding between the Record Date, and the earliest of the Distribution Date, the Expiration Date or the Final Expiration Date (each such term as defined in this Agreement).

       NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

       (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Voting Power of the Common Shares of the Company then outstanding; provided, however, that:

              (i) the term "Acquiring Person" shall not include an Exempt Person (so long as such Person remains an Exempt Person);

              (ii) a Person shall not be deemed to have become an "Acquiring Person" solely as a result of the acquisition by the Company of Common Shares of the Company which, by reducing the number or Voting Power of shares outstanding, increases the Voting Power of the shares beneficially owned by such Person to 15% or more of the Voting Power of the Common Shares; provided, however, that if a Person shall so become the Beneficial Owner of Common Shares of the Company representing 15% or more of the Voting Power of the Common Shares of the Company then outstanding by reason of the acquisition by the Company of Common Shares of the Company and shall, after such share purchases by the Company, purchase or otherwise take action to cause it to become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be an Acquiring Person;

              (iii) a Person shall not be deemed to have become an "Acquiring Person" if the Board of Directors of the Company in its good faith judgment determines that a Person has inadvertently become the Beneficial Owner of 15% or more of the Voting Power of the outstanding Common Shares of the Company then outstanding and within 10 days after the date upon which the Company shall first become aware of the occurrence of such an event, the Board of Directors in its sole discretion provides such Person with a 15-day period to divest a sufficient number of shares so that such Person no longer is the Beneficial Owner of 15%, or more of the

Voting Power of the outstanding Common Shares of the Company, and such Person has so divested such Common Shares or at the end of any such 15-day period and has not acquired any additional Common Shares of the Company prior to the end of such 15-day period; and

              (iv) Common Shares of the Company Beneficially Owned by the Company or any Subsidiary of the Company shall not be considered outstanding for purposes of calculating any Person's percentage ownership of the Voting Power of the outstanding Common Shares of the Company.

       (b) "Adjustment Shares" shall have the meaning set forth in Section 11(a)(ii).

       (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

       (d) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "Beneficially Own" any securities:

                     (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

                     (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of or to "Beneficially Own" securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates pursuant to, and in accordance with the General Rules and Regulations promulgated under the Exchange Act, until such tendered securities are accepted for purchase or exchange; or (B) the right to vote or dispose of or "beneficial ownership" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement) of (including pursuant to any agreement, arrangement or understanding, whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of or to "Beneficially Own" any securities if the agreement, arrangement or understanding to vote such security
(1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the General Rules and Regulations under the Exchange Act, (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report) and (3) does not constitute a trust, proxy, power of attorney or other device with the purpose or effect of allowing two or more persons, acting in concert, to avoid being deemed "Beneficial Owners" of such security or otherwise avoid the status of "Acquiring Person" under the terms of this Agreement or as part of a plan or scheme to avoid the reporting requirements under Schedule 13D or Sections 13(d) or 13(g) of the Exchange Act; or

                     (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliates or Associates thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except as described in the proviso to clause (B) of subparagraph (ii) of this Section 1(d)) or disposing of any securities of the Company.

       Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to Beneficially Own under this Agreement.

       (e) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Delaware, the State of California or the State of New York are authorized or obligated by law or executive order to close.

       (f) "Close of Business" on any given date shall mean 5:00 P.M., Pacific Standard time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Pacific Standard time, on the next succeeding Business Day.

       (g) "Common Shares," when used with reference to the Company, shall mean shares of the common stock, par value $0.01 per share, of the Company. "Common Shares," when used with reference to any Person other than the Company, shall mean the capital stock or other equity interests with the greatest per share or per unit voting power of such other Person or, if such other Person is a Subsidiary of or is controlled by another Person, the Person or Persons which ultimately control such first-mentioned Person.

       (h) "Common Share Equivalents" shall have the meaning set forth in
Section 11(a)(iii).

       (i) "Current Market Price" shall have the meaning set forth in Section 11(d).


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

       (j) "Current Value" shall have the meaning set forth in Section
11(a)(iii).

       (k) "Distribution Date" shall have the meaning set forth in Section 3(a).

       (l) "Effective Time" shall mean the time the Certificate of Merger (as such term is defined in the Merger Agreement), is duly filed with the Secretary of State of the State of Delaware, or at such other time as the parties to the Merger Agreement agree shall be specified in such Certificate of Merger.

       (m) "Equivalent Preferred Share" shall have the meaning set forth in
Section 11(b).

       (n) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

       (o) "Exchange Ratio" shall have the meaning set forth in Section 24(a).

       (p) "Exempt Person" shall mean (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any Person or entity organized, appointed, established or holding Common Shares of the Company for or pursuant to the terms of any such plan, (v) Lynn C. Fritz, his Affiliates and Associates, his heirs, immediate family, the Lynn C. Fritz 1999 Grantor Retained Annuity Trust, the Tamara Fritz 1999 Grantor Retained Annuity Trust and any trust of which Lynn C. Fritz, his heirs or immediate family is the sole beneficiary, and to which he or members of his immediate family has transferred or may transfer shares of Common Stock (collectively, "Lynn C. Fritz"); provided, however, that Lynn C. Fritz shall not be an "Exempt Person" pursuant to this clause (v) if Lynn C. Fritz shall increase the number of shares of the then outstanding shares of Common Stock Beneficially Owned by it (other than as a result of an acquisition of shares of Common Stock by the Company) to an amount greater than the sum of (x) the lowest aggregate


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

number of shares Beneficially Owned by Lynn C. Fritz as a percentage of the outstanding shares of Common Stock as of any date on or after the Distribution Date plus (y) 1%; and (vi) United Parcel Service, Inc., VND Merger Sub, Inc. and their permitted assigns pursuant to the Merger Agreement, with respect to the execution and delivery of the Merger Agreement and the Option Agreements and with respect to any shares of Common Stock acquired by them pursuant to the transactions contemplated by the Merger Agreement and the Option Agreements.

       (q) "Expiration Date" shall have the meaning set forth in Section 7(a).

       (r) "Final Expiration Date" shall have the meaning set forth in Section 7(a).

       (s) "Junior Preferred Shares" shall mean shares of Junior Participating Preferred Stock, par value $.01 per share, of the Company, having the rights, preferences and limitations set forth in the Certificate of Designations attached to this Agreement as Exhibit A, and, to the extent there are not a sufficient number of shares of Junior Participating Preferred Stock authorized to permit the full exercise of the then outstanding Rights, any other series of preferred stock of the Company designated for such purpose by the Board of Directors of the Company containing terms substantially similar to the terms of the Junior Participating Preferred Stock.

       (t) "Merger Agreement" shall mean the Agreement and Plan of Merger by and among United Parcel Service, Inc., VND Merger Sub, Inc., and the Company, dated as of January 10, 2001, as amended from time to time.

       (u) "Nasdaq National Market" shall have the meaning set forth in Section 9(b).

       (v) "Option Agreements" has the meaning set forth in the Recitals of the Merger Agreement, as such agreements may be amended from time to time.

       (w) "Person" shall mean any individual, firm, corporation, partnership, limited liability company, or other entity, and shall include any successor (by merger or otherwise) of such entity.

       (x) "Principal Party" shall have the meaning set forth in Section 13(b).

       (y) "Purchase Price" shall have the meaning set forth in Section 4(a).

       (z) "Record Date" shall have the meaning set forth in the recitals clause at the beginning of this Agreement.

       (aa) "Redemption Date" shall mean the date on which the Rights are redeemed as provided in Section 23.

       (bb) "Redemption Price" shall have the meaning set forth in Section
23(a).

       (cc) "Rights" shall have the meaning set forth in the recitals clause at the beginning of this Agreement.

       (dd) "Rights Certificates" shall have the meaning set forth in Section 3(a).

       (ee) "Section 11(a)(ii) Event" shall have the meaning set forth in
Section 11(a)(ii).

       (ff) "Section 11(a)(ii) Trigger Date" shall have the meaning set forth in
Section 11(a)(iii).

       (gg) "Section 13 Event" shall mean any event described in clause (x), (y) or (z) of Section 13(a).

       (hh) "Securities Act" shall mean the Securities Act of 1933, as amended.

       (ii) "Stock Acquisition Date" shall mean the first date of a public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such; provided, however, that if such Person is determined not to have become an Acquiring Person pursuant to Section 1(a), then no Stock Acquisition Date shall be deemed to have occurred. For the avoidance of doubt, no "Stock Acquisition Date" shall occur as a result of the Merger Agreement, the Option Agreements, or the merger or the consummation of the other transactions contemplated by the Merger Agreement and the Option Agreements.

       (jj) "Subsidiary" of a Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are Beneficially Owned, directly or indirectly, or otherwise controlled by such Person.

       (kk) "Substitution Period" shall have the meaning set forth in Section 11(a)(iii).

       (ll) "Summary of Rights" shall have the meaning set forth in Section
3(b).

       (mm) "Trading Day" shall have the meaning set forth in Section 11(d).

       (nn) "Triggering Event" shall mean any Section 11(a)(ii) Event or Section 13 Event.

       (oo) "Voting Power" shall mean the total number of votes entitled to be cast generally by the holders of the Common Shares of the Company then outstanding.

2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions of this Agreement, and the

Rights Agent hereby accepts such appointment. The Company from time to time may appoint such co-Rights Agents as it may deem necessary or desirable. If the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine. The Rights Agent shall have no duty to supervise, and in no event shall it be liable for, the acts or omissions of any such co-Rights Agent.

3. Issuance of Rights Certificates.

       (a) Until the earlier of (i) the Close of Business on the tenth day after the Stock Acquisition Date (or if the tenth day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of, or of the first public announcement of the intent of any Person (other than an Exempt Person) to commence, a tender or exchange offer the consummation of which would result in any Person (other than an Exempt Person), together with its Affiliates and Associates, becoming the Beneficial Owner of 15% or more of either the Voting Power of the then outstanding Common Shares of the Company (irrespective of whether any shares are actually purchased pursuant to such offer) (the earlier of such dates described in clauses (i) and (ii) being referred to in this Agreement as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(c)) by the certificates for the Common Shares, registered in the names of the holders thereof (which certificates for such Common Shares of the Company shall be deemed also to be certificates for such Rights other than for purposes of this Section 3 and any provision of this Agreement referring to the issuance or distribution of Rights Certificates) and not by separate Rights


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

Certificates, and (y) the Rights (and the right to receive separate Rights Certificates) will be transferable only in connection with the transfer of the underlying Common Shares of the Company (including a transfer to the Company). For the avoidance of doubt, no "Distribution Date" shall occur as a result of the Merger Agreement or the Option Agreements (as defined in the Merger Agreement), as the same may be amended from time to time, or the merger or the consummation of the other transactions contemplated by the Merger Agreement and the Option Agreements. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information, send) by first class, insured, postage prepaid mail, to each record holder of Common Shares, as of the Close of Business on the Distribution Date, as shown by the records of the Company, at the address of such holder shown on such records, one or more rights certificates in substantially the form of Exhibit B hereto, evidencing one Right for each Common Share (a "Rights Certificate"), so held, subject to adjustment as provided in this Agreement. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates and will be transferable separately from the Common Shares of the Company.

       (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, substantially in the form attached hereto as Exhibit C ("Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Shares of the Company as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. The Rights Agent will mail to any holder of a Rights Certificate a copy of this Agreement without charge to the holder but at the expense of the Company after receipt of a written request therefor.


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

       (c) With respect to certificates for Common Shares of the Company outstanding as of the Close of Business on the Record Date, until the Distribution Date (or, if earlier, the Expiration Date or the Final Expiration
Date), the Rights will be evidenced by certificates for Common Shares of the Company registered in the names of the holders thereof together with a copy of the Summary of Rights. Until the Distribution Date (or, if earlier, the Expiration Date or Final Expiration Date), the surrender for transfer of any certificate for Common Shares of the Company outstanding on the Record Date, with or without a copy of the Summary of Rights, also shall constitute the surrender for transfer of the Rights associated with the Common Shares of the Company represented thereby.

       (d) Rights shall be issued in respect of all Common Shares of the Company which are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earliest of the Distribution Date, the Expiration Date or the Final Expiration Date. Until the Distribution Date, certificates representing Common Shares also shall be deemed to be certificates for the associated Rights, and shall have impressed on, printed on, written on or otherwise affixed to them substantially the following legend:

              This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Fritz Companies, Inc. and Mellon Investor Services LLC, as Rights Agent, dated as of January 16, 2001 (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of Fritz Companies, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Fritz Companies, Inc. will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, after receipt by it of a written request therefor. Under certain circumstances as provided in the Rights Agreement, Rights issued to, held by or Beneficially Owned by Acquiring Persons or their Associates or Affiliates (as such terms are defined in the Rights Agreement) or any subsequent holder of such Rights will become null and void.

With respect to such certificates containing the foregoing legends, the Rights associated with the Common Shares of the Company represented by such certificates shall, until the earliest of the Expiration Date, the Final Expiration Date or the Distribution Date, be evidenced by such certificates alone and holders of record of Common Shares of the Company also shall be the holders of record of the associated Rights, and the surrender for transfer of any such certificate shall also constitute the surrender for transfer of the Rights associated with the Common Shares of the Company represented thereby. If the Company purchases or acquires any Common Shares of the Company after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares of the Company which are no longer outstanding.

4. Form of Rights Certificates.

       (a) Rights Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit B hereto, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or trading system on which the Rights may from time to time be listed or traded, or to conform to usage. Subject to the provisions of Sections 11 and 22, the

Rights Certificates, whenever distributed, shall entitle the holders thereof to purchase such number of one one-thousandths of a Junior Preferred Share, as shall be set forth therein at the price per one one-thousandth of a Junior Preferred Share set forth therein (the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided therein and in this Agreement.

       (b) Notwithstanding any other provision of this Agreement, any Rights Certificate that represents Rights that are or were at any time on or after the Distribution Date Beneficially Owned by an Acquiring Person or any Affiliate or Associate thereof (or any transferee of such Rights) shall have impressed on, printed on, written on or otherwise affixed to it (if the Company or the Rights Agent has knowledge that such Person is an Acquiring Person or an Associate or Affiliate thereof or transferee of such Person or a nominee of any of the foregoing) the following legend:

              The Beneficial Owner of the Rights represented by this Rights Certificate is an Acquiring Person or an Affiliate or Associate (as such terms are defined in the Rights Agreement) of an Acquiring Person or a subsequent holder of such Rights Certificate Beneficially Owned by such Persons. Accordingly, under circumstances specified in the Rights Agreement, this Rights Certificate and the Rights represented hereby will become null and void.

Notwithstanding the above provision, failure to place such legend on any Rights Certificate representing Rights which are otherwise null and void pursuant to the terms of this Agreement shall not affect the null and void status of such Rights.

5. Countersignature and Registration.

       (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or any Vice President, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. If any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

       (b) Following the Distribution Date and receipt by the Rights Agent of all relevant information, the Rights Agent will keep or cause to be kept, at its office designated for such purposes, books for registration and transfer of the Rights Certificates issued under this Agreement. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates, the date of each of the Rights Certificates, and the certificate numbers for each of the Rights Certificates.


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

6. Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

       (a) Subject to the provisions of Section 4(b), Section 7(e), Section 14 and Section 24, at any time after the Close of Business on the Distribution Date and at or prior to the Close of Business on the earlier of the Expiration Date or the Final Expiration Date, any Rights Certificate or Rights Certificates (other than such Rights Certificates representing Rights that have become null and void pursuant to this Agreement or that have been exchanged pursuant to
Section 24) may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the holder of record to purchase a like number of one one-thousandths of a Junior Preferred Share (or, following a Triggering Event, Common Shares of the Company, other securities, cash or other assets, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitles such holder (or former holder in the case of a transfer) to purchase. Any holder of record desiring to transfer any Rights Certificate or Rights Certificates shall surrender the Rights Certificate or Rights Certificates at the office of the Rights Agent designated for such purposes with the form of assignment on the reverse side thereof (or enclose with such Rights Certificate or Rights Certificates a written instrument of transfer in a form satisfactory to the Company and the Rights Agent), duly executed by the holder of record thereof or his attorney duly authorized in writing, and with such signature duly guaranteed. Any holder of record desiring to split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be split up, combined or exchanged at the office of the Rights Agent designated for such purposes. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered

Rights Certificate until the holder of record shall have properly completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates of Associates thereof as the Company or the Rights Agent shall request. Thereupon the Rights Agent (subject to Section 4(b), Section 7(e), Section 14 and Section 24) shall countersign and deliver to the person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates. The Rights Agent shall have no duty or obligation to take any action under any Section of this Agreement which requires the payment by a Rights holder of applicable taxes or governmental charges unless and until the Rights Agent is satisfied that all such taxes and/or charges have been paid.

       (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, if requested by the Company, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company, subject to the provisions of
Section 4(b), Section 7(e), Section 14 and Section 24, will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

       (a) Subject to Section 7(e), at any time after the Distribution Date, the holder of record of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided in this Agreement, including without limitation, the restrictions on exercisability set forth in Section 9(b),
Section 11(a)(iii) and Section 23(a)), in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and the certificate contained in the form of election to purchase on the reverse side thereof duly executed (with such signature duly guaranteed), to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a Junior Preferred Share (or other securities, cash or other assets, as the case may be, as to which such surrendered Rights are then exercisable), subject to adjustment as provided in this Agreement, at or prior to the earlier of (i) the earlier of the Close of Business on February 1, 2010 or the Effective Time (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 (such date being herein referred to as the "Expiration Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24.

       (b) The Purchase Price with respect to each Right shall initially be $28.125 for each one one-thousandth of a Junior Preferred Share issued pursuant to the exercise of a Right. The Purchase Price and the number of one one-thousandths of a Junior Preferred Share or other securities or consideration to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13. The Purchase Price shall be payable in lawful money of the United States of America in accordance with Section 7(c).

       (c) Except as provided in Section 7(e), upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate contained in the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares or other securities or assets to be purchased and an amount equal to any applicable tax or governmental charge, by cash, certified check or official bank check payable to the order of the Company, the Rights Agent, subject to Section 20(j), shall thereupon promptly (i) (A) requisition from any transfer agent of the Junior Preferred Shares (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of Junior Preferred Shares so elected to be purchased and the Company will comply and hereby authorizes and directs such transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of Junior Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a Junior Preferred Share as are to be purchased (in which case certificates for the Junior Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request,
(ii) when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 14, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the holder of record of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the holder of record of such Rights Certificate; provided, however, that in the case of a purchase of securities, other than Junior Preferred Shares, pursuant to Section 13, the Rights Agent shall promptly take the appropriate actions corresponding to the foregoing clauses (i) through (iv). If the Company is obligated to issue other securities (including Common Shares) of the Company, pay cash and/or distribute other property pursuant to Section 11(a), the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon an exercise of Rights, a number of Rights be exercised so that only whole Junior Preferred Shares would be issued.

       (d) If the holder of record of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 6 and Section 14.

       (e) Notwithstanding anything in this Agreement to the contrary, from and after the occurrence of a Triggering Event, any Rights Beneficially Owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee from an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such (and any subsequent transferees of such transferee), or (iii) a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action, and any holder (including any subsequent holder) of such Rights shall thereupon have no rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall promptly notify the Rights Agent of the applicability of this Section 7(e), and the Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Right Certificates or other Person as a result of their failure or inability to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

       (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a holder of record upon the occurrence of any purported exercise as set forth in this Section 7 unless such holder of record shall have (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall request.

8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy or cause to be destroyed such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

9. Reservation and Availability of Capital Stock.

       (a) The Company covenants and agrees that it will cause to be reserved and kept available, out of and to the extent of its authorized and unissued Junior Preferred Shares not reserved for another purpose (and, following the occurrence of a Triggering Event, out of its authorized and unissued Common Shares or other securities) or shares held in its treasury, the number of Junior Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares or other securities) that, as provided in this Agreement, including
Section 11(a)(iii), will be sufficient to permit the exercise in full of all outstanding Rights. Prior to the occurrence of a Triggering Event, the Company shall not be obligated to cause to be reserved and kept available out of its authorized and unissued Common Shares or shares of preferred stock (other than Junior Preferred Shares), any such Common Shares or any shares of preferred stock (other than Junior Preferred Shares) to permit exercise of outstanding Rights.

       (b) The Company shall (i) cause, from and after such time as the Rights become exercisable, the Rights and all Junior Preferred Shares (and following the occurrence of a Triggering Event, Common Shares, issued or reserved for issuance upon exercise thereof) to be listed or admitted for trading by the Nasdaq National Market System ("Nasdaq National

Market") or any other national securities exchange upon notice of issuance upon such exercise and (ii) if then necessary to permit the offer and issuance of such Junior Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares or other securities), register and qualify such Junior Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares or other securities) under the Securities Act and any applicable state securities or "blue sky" laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective until the earlier of the Expiration Date or the Final Expiration Date. The Company may temporarily suspend, for a period of time not to exceed ninety days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective or to comply with such blue sky laws. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Company will promptly notify the Rights Agent in writing whenever it makes a public announcement pursuant to this Section 9(b).

       (c) The Company covenants and agrees that it will take all such action as may be necessary to insure that all Junior Preferred Shares (and following the occurrence of a Triggering Event, Common Shares or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price in respect thereof), be duly and validly authorized and issued and fully paid and nonassessable shares in accordance with applicable law.

       (d) The Company further covenants and agrees that it will pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of the

Rights Certificates or of any Junior Preferred Shares (or Common Shares or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of certificates for Junior Preferred Shares (or Common Shares or other securities, as the case may be) upon exercise of Rights in a name other than that of, the holder of record of the Rights Certificate, and the Company shall not be required to issue or deliver a Rights Certificate or certificate for Junior Preferred Shares (or Common Shares or other securities, as the case may be) to a Person other than such holder of record, until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax or charge is due.

10. Preferred Shares Record Date. Each Person in whose name any certificate for Junior Preferred Shares (or Common Shares or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Junior Preferred Shares (or Common Shares or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes or governmental charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Junior Preferred Shares (or Common Shares or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Junior Preferred Shares (or Common Shares or other securities) transfer books of the Company are open. Prior to the exercise of the

Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights and shall not be entitled to receive any notice of any proceedings of the Company, except as otherwise provided in this Agreement.

11. Adjustments to Number and Kind of Shares; Number of Rights or Purchase Price. The number and kind of shares subject to purchase upon the exercise of each Right, the number of Rights outstanding and the Purchase Price are subject to adjustment from time to time as provided in this Section 11.

        (a) (i) If the Company shall at any time after the date of this Agreement (A) declare or pay any dividend on Junior Preferred Shares payable in Junior Preferred Shares, (B) subdivide or split the outstanding Junior Preferred Shares into a greater number of shares, (C) combine or consolidate the outstanding Junior Preferred Shares into a smaller number of shares or effect a reverse split of the outstanding Junior Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Junior Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in Section 7(e) or this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of Junior Preferred Shares or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of Junior Preferred Shares or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Junior Preferred Shares transfer books of the Company were open, the holder thereof would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one such Right be less than the per share par value of the shares of capital stock of the Company issuable upon exercise of the Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

               (ii) Subject to Section 23(a) and Section 24, if any Person shall at any time after the date of this Agreement become an Acquiring Person (a "Section 11(a)(ii) Event"), then, except as otherwise provided in this Section 11, promptly following the occurrence of such event, proper provision shall be made so that each holder of a Right (except as provided in Section 7(e)) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement in lieu of the number of one one-thousandths of a Junior Preferred Share, such number of Common Shares, as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a Junior Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (such product, following such first occurrence, shall be referred to as the "Purchase Price" with respect to each Right for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11(d)) per share of such class of Common Shares for which a Right is exercisable on the date of such first occurrence (such number of shares is herein called the

"Adjustment Shares"); provided that the Purchase Price and the number of Adjustment Shares shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of such first occurrence; and provided, further, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13, then only the provisions of Section 13 shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

               (iii) If the number of Common Shares which are authorized by the Company's certificate of incorporation but which are not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with
Section 11(a)(ii) and the Rights shall become so exercisable, the Company shall take all such action as may be necessary (including seeking stockholder approval for the authorization of additional shares) to authorize additional Common Shares for issuance upon exercise in full of the Rights; provided, however, that if the Company after using its reasonable best efforts to do so is unable to cause the authorization of a sufficient number of additional Common Shares within 120 days (the "Substitution Period"), the Company shall: (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") and (B) with respect to each Right (subject to Section 7(e)), upon the exercise of such Right and payment of the applicable Purchase Price, make adequate provision to substitute for the Adjustment Shares (1) cash, (2) a reduction in the Purchase Price, (3) Common Shares or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock of the Company which, by virtue of having dividend, voting and liquidation rights substantially comparable to the class of Common Shares of the Company for which a Right is exercisable are deemed in good faith by the Board of Directors of the Company to have essentially the same value as the class of Common Shares of the Company for which a Right is exercisable (such shares or units of shares of preferred stock are herein called "Common Share Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value which, when added to the value of the class of Common Shares of the Company actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined in good faith by the Board of Directors of the Company based upon the advice of a nationally recognized independent investment banking firm selected in good faith by the Board of Directors of the Company; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 120 days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares of the Company for which a Right is exercisable (to the extent available) and then, if necessary, cash or shares of capital stock of the Company, which shares and/or cash have an aggregate value equal to the excess of the Current Value over the Purchase Price. To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect (with prompt written notice by the Company of such announcement to the Rights Agent). For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the Current Market Price per share of the Common Shares on the Section 11(a)(ii) Trigger Date and the per share or per unit value of any Common Share Equivalent shall be deemed to equal the Current Market Price per share of the Common Shares of the Company on such date.

        (b) If the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Junior Preferred Shares entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Junior Preferred Shares, shares having the same rights, privileges and preferences as the Junior Preferred Shares ("Equivalent Preferred Shares") or securities convertible into Junior Preferred Shares or Equivalent Preferred Shares at a price per Junior Preferred Share or Equivalent Preferred Share (or having a conversion price per share, if a security convertible into Junior Preferred Shares or Equivalent Preferred Shares) less than the Current Market Price (as determined pursuant to Section 11(d)) per Junior Preferred Share on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Junior Preferred Shares outstanding on such record date, plus the number of Junior Preferred Shares which the aggregate offering price of the total number of Junior Preferred Shares and/or Equivalent Preferred Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such

Current Market Price, and the denominator of which shall be the number of Junior Preferred Shares outstanding on such record date, plus the number of additional Junior Preferred Shares and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). If such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Junior Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and if such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

        (c) If the Company shall fix a record date for a distribution to all holders of Junior Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Junior Preferred Shares, but including any dividend payable in stock other than Junior Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 11(d)) per Junior Preferred Share on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Junior Preferred Share and the denominator of which shall be such Current Market Price (as determined pursuant to Section 11(d)) per Junior Preferred Share. Such adjustments shall be made successively whenever such a record date is fixed; and if such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

        (d) (i) For the purpose of any computation under this Agreement, other than computations made pursuant to Section 11(a)(iii), the "Current Market Price" per Common Share on any date shall be deemed to be the average of the daily closing prices per share of the Common Shares for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to but not including such date, and for purposes of computations made pursuant to Section 11(a)(iii), the "Current Market Price" per Common Share on any date shall be deemed to be the average of the daily closing prices per share of the Common Shares for the 10 consecutive Trading Days immediately following but not including such date; provided, however, that if the Current Market Price per Common Share is determined during a period following the announcement by the issuer of such Common Shares of (A) any dividend or distribution on such Common Shares payable in Common Shares or securities convertible into Common Shares (other than a regular quarterly cash dividend and other than the Rights), or (B) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of the requisite 30 Trading Day or 10 Trading Day period, as set forth above, the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification occurs, then, and in each such case, the Current Market Price shall be appropriately adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq National Market or, if the Common Shares are not listed or admitted to trading on the Nasdaq National Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotations System or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Shares, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange or national market system on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange or national market system, a Business Day. If the Common Shares are not publicly held or not so listed or traded, "Current Market Price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

               (ii) For the purpose of any computation under this Agreement, the "Current Market Price" of the Junior Preferred Shares shall be determined in the same manner as set forth above for the Common Shares in Section 11(d)(i) hereof (other than the last 2 sentences thereof). If the Current Market Price per Junior Preferred Share cannot be determined in the manner provided above, the "Current Market Price" per Junior Preferred Share shall be conclusively deemed to be an amount equal to 1000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Shares of the Company occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Shares. If neither the Common Shares nor the Junior Preferred Shares are publicly held or so listed or traded, "Current Market Price" per share of the Junior Preferred Shares shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "Current Market Price" of one one-thousandth of a Junior Preferred Share shall be equal to the "Current Market Price" of one Junior Preferred Share divided by 1000.

        (e) Anything in this Agreement to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other security or one-millionth of a Junior Preferred Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date or the Final Expiration Date.

        (f) If as a result of an adjustment made pursuant to Section 11(a) or
Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any property or shares of capital stock other than Junior Preferred Shares, thereafter the amount of such property and the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Junior Preferred Shares contained in this Section 11, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Junior Preferred Shares shall apply on like terms to any such other property or shares.

        (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a Junior Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

        (h) Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a Junior Preferred Share (calculated to the nearest one-millionth) obtained by
(i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

        (i) The Company may elect on or after the date of any adjustment of the Purchase Price or any adjustment to the number of one one-thousandths of a Junior Preferred Share for which a Right may be exercised, to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a Junior Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a Junior Preferred Share for which such Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to
Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

        (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a Junior Preferred Share issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandths of a Junior Preferred Share and the number of one one-thousandths of a share which were expressed in the initial Rights Certificates issued hereunder.

        (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one one-thousandths of a Junior Preferred Share issuable upon exercise of the Rights, the Company shall take any corporate action, including using its best efforts to obtain any required stockholder approvals, which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable one one-thousandths of a Junior Preferred Share at such adjusted Purchase Price.

        (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice of such election to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of one one-thousandths of a Junior Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a Junior Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

        (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Junior Preferred Shares, (ii) issuance wholly for cash of any Junior Preferred Shares at less than the Current Market Price, (iii) issuance wholly for cash of Junior Preferred Shares or securities which by their terms are convertible into or exchangeable for Junior Preferred Shares, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this
Section 11, hereafter made by the Company to holders of its Junior Preferred Shares shall not be taxable to such stockholders.

        (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)),
(ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), or

(iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions not in the ordinary course of the Company's business, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

        (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

        (p) Anything in this Agreement to the contrary notwithstanding, if the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator which shall be the aggregate number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the aggregate number of Common Shares outstanding immediately following the occurrence of such event.

12. Certification of Adjustments. Whenever an adjustment is made as provided in Sections 11 and 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts and computations giving rise to such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Shares or Junior Preferred Shares a copy of such certificate and (c) if a Distribution Date has occurred, mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Shares) in accordance with Section 26. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any certificate prepared by the Company pursuant to Sections 11 and 13 and on any adjustment therein contained, and the Rights Agent shall have no duty with respect to and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate. Any adjustment to be made pursuant to Sections 11 and 13 of this Agreement shall be effective as of the date of the event giving rise to such adjustment.

13.     Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

        (a) If at any time following the time an Acquiring Person becomes such, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person or Persons (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), and the Company shall not be the surviving or continuing corporation of such consolidation or merger, (y) any Person or Persons (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), shall consolidate with, or merge with and into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding Common Shares shall be changed into or exchanged for stock or other securities of any other Person or of the Company or cash or any other property, or (z) the Company or one or more of its Subsidiaries shall sell or otherwise transfer to any other Person or any Affiliate or Associate of such Person (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o)), in one transaction or a series of related transactions not in the ordinary course of the Company's business, assets, cash flow, or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole), then, on the first occurrence of any such event, proper provision shall be made so that (i) each holder of record of a Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares of validly issued, fully paid and nonassessable and freely tradable Common Shares of the Principal Party (as defined herein) not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current

Purchase Price by the number of one one-thousandths of a Junior Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a
Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the Purchase Price in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event by the number of one one-thousandths of a Junior Preferred Share for which a Right was exercisable immediately prior to such first occurrence of a Section 11(a)(ii) Event) and (2) dividing that product (such product, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined as provided in Section 11(d)) per Common Share of such Principal Party on the date of consummation of such Section 13 Event (or the fair market value on such date of other securities or property of the Principal Party, as provided for herein); provided that the Purchase Price and the number of Common Shares of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of the first occurrence of a Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" for all purposes of this Agreement shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall only apply to such Principal Party following the first occurrence of a Section 13 Event; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with
Section 9) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its

Common Shares thereafter deliverable upon the exercise of the Rights; provided, however, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had he, at the time of such transaction, owned the Common Shares of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property. The provisions of Section 11(a)(ii) shall be of no effect following the first occurrence of any Section 13 Event.

        (b) "Principal Party" shall mean:

               (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a): (A) the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the Common Shares of which has the greatest market value or (B) if no securities are so issued, (x) the Person that is the other party to the merger or consolidation and that survives said merger or consolidation, or, if there is more than one such Person, the Person the Common Shares of which has the greatest market value or (y) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Company if it survives); and

               (ii) in the case of any transaction described in clause (z) of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Shares having the greatest market value of shares outstanding; provided, however, that in any such case described in the foregoing
(b)(i) or (b)(ii), if the Common Shares of such Person are not at such time and have not been continuously over the preceding 12-month period registered under
Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, the term "Principal Party" shall refer to such other Person, or if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of which are and have been so registered, the term "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest market value of shares outstanding.

        (c) The Company shall not consummate any consolidation, merger, sale or transfer referred to in Section 13(a) unless the Principal Party shall have a sufficient number of authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and
(b) hereof and further providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party will:

               (i) prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the date of expiration of the Rights, and similarly comply with applicable state securities laws;

               (ii) use its best efforts, if the Common Shares of the Principal Party shall become listed on a national securities exchange, to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on such securities exchange and, if the Common Shares of the Principal Party shall not be listed on a national securities exchange, to cause the Rights and the securities purchasable upon exercise of the Rights to be listed by a national securities exchange or admitted for trading on the Nasdaq National Market;

               (iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

               (iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Shares of the Principal Party subject to purchase upon exercise of outstanding Rights.

If any of the transactions described in Section 13(a) shall occur at any time after the occurrence of a transaction described in Section 11(a)(ii), the Rights which have not theretofore been exercised shall thereafter be exercisable in the manner described in Section 13(a). The provisions of this Section 13 shall similarly apply to all successive mergers, consolidations, sales, transfers or other Section 13 Events.

        (d) Furthermore, if the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its certificate of incorporation, articles of incorporation, bylaws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, Common Shares of such Principal Party at less than the then Current Market Price per share (determined pursuant to Section 11(d)(i)) or securities exercisable for, or convertible into, Common Shares of such Principal Party at less than such then Current Market Price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of Common Shares of such Principal Party pursuant to the provisions of this Section 13; then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

        (e) For the avoidance of doubt and notwithstanding the foregoing, this
Section 13 shall not apply as a result of the Merger Agreement, the Option Agreements, or the Merger or the consummation of the other transactions contemplated by the Merger Agreement and the Option Agreements.

14.     Fractional Rights and Fractional Shares.

        (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the holders of record of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the then current market value of a whole Right. For the purposes of this Section 14(a), the then current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to but not including the date on which such fractional Rights would have been otherwise issuable.

        (b) The Company shall not be required to issue fractions of Junior Preferred Shares (other than fractions which are integral multiples of one one-thousandths of a Junior Preferred Share) upon exercise of the Rights, or to exchange the Rights pursuant to Section 24 of this Agreement for fractions of Common Shares. Fractions of Junior Preferred Shares in integral multiples of one one-thousandth of a Junior Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Junior Preferred Shares. With respect to fractional Junior

Preferred Shares that are not integral multiples of one one-thousandth of a Junior Preferred Share, if the Company does not issue fractional shares or depositary receipts in lieu thereof, the Company shall pay to the registered holders of Rights Certificates at the time such Rights Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a Junior Preferred Share. For purposes of this Section 14(b), the current market value of one one-thousandth of a Junior Preferred Share shall be the Current Market Price of one one-thousandth of a Junior Preferred Share (as determined pursuant to Section 11(d)(ii)).

        (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current per share market value of one share of such class of Common Shares for which a Right is exercisable. For the purposes of this Section 14(c), the current per share market value of one Common Share for which a Right is exercisable shall be the closing price of one share of such class of Common Shares (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

        (d) The holder of a Right by the acceptance of a Right expressly waives his right to receive any fractional Right or any fractional shares (other than fractions which are integral multiples of one one-thousandths of a Junior Preferred Share) upon exercise of a Right.

        (e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payment and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

15. Rights of Action. All rights of action in respect of this Agreement, except the rights of action given to the Rights Agent under Section 18, are vested in the respective holders of record of the Rights Certificates (and, prior to the Distribution Date, the holders of record of the Common Shares); and any holder of record of any Rights Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate (or prior to the Distribution Date, certificates for Common Shares) in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and, accordingly, that they will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

        (a) prior to the Distribution Date, the Rights will not be evidenced by a Rights Certificate and will be transferable only in connection with the transfer of Common Shares;

               (b) after the Distribution Date, the Rights Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

               (c) subject to Section 6 and Section 7(f), the Company and the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent or the transfer agent of the Common Shares of the Company) for all purposes whatsoever, and, subject to Section 7(e), neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

               (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its best efforts to have any such order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

17. Rights Certificate Holder Not Deemed a Stockholder. No holder of a Right or a Rights Certificate, as such, shall be entitled to vote, receive dividends in respect of or be deemed for any purpose to be the holder of Junior Preferred Shares or any other securities of the Company which may at any time be issuable upon the exercise of the Rights, nor shall anything contained in this Agreement or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as set forth in Section 25), or to receive dividends or subscription rights in respect of any such stock or securities, or otherwise, until the Right or Rights evidenced by such certificate for Common Shares or Rights Certificate, as the case may be, shall have been exercised in accordance with the provisions of this Agreement.

18.     Concerning the Rights Agent.

        (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it under this Agreement and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, administration, execution and any amendment of this Agreement and the exercise and performance of its duties under this Agreement. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (each as finally determined by a court of competent jurisdiction) for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including without limitation the costs and expenses of defending against any claim of liability in the premises. The indemnity provided herein shall survive the termination of this Agreement and the expiration of the Rights. The costs and expenses incurred by the Rights Agent in enforcing this right of indemnification shall be paid by the Company.

        (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement in reliance upon any Rights Certificate, certificate for Common Shares or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, guaranteed, verified or acknowledged, by the proper Person or Persons.

19.     Merger or Consolidation or Change of Name of Rights Agent.

        (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer business of the Rights Agent or any successor Rights

Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. If at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of a predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

        (b) If at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver such Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

20. Duties of Rights Agent. The Rights Agent undertakes only the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

        (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.

        (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action under this Agreement (including without limitation the identity of an Acquiring Person and the determination of the Current Market Price), such fact or matter (unless other evidence in respect thereof be specifically prescribed in this Agreement) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent for any action taken, suffered or omitted to be taken in good faith by it under the provisions of this Agreement in reliance upon such certificate.

        (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (each as finally determined by a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Rights Agreement will be limited to the amount of fees paid by the Company to the Rights Agent.

        (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

        (e) The Rights Agent shall not have any liability or be under any responsibility in respect of the validity of this Agreement or the execution and delivery of this Agreement (except the due execution of this Agreement by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights or any adjustment required under the provisions of this Agreement or responsible for the manner, method or amount of any such change or adjustment or the ascertaining of the existence of facts that would require any such change in the exercisability of the Rights or any change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such change or adjustment); nor shall it by any act under this Agreement be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares or Junior Preferred Shares or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Common Shares or Junior Preferred Shares or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

        (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

        (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the instructions of any such officer or for any delay in acting while waiting for those instructions.

        (h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing in this Agreement shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

        (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty under this Agreement either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as finally determined by a court of competent jurisdiction) in the selection and continued employment thereof.

        (j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, split up, combination or exchange, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

        (k) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not assured to it.

21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and the Junior Preferred Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days' notice in writing, mailed to the Rights Agent or any successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and the Junior Preferred Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. Notwithstanding the foregoing provisions of this Section 21, in no event shall the resignation or removal of a Rights Agent be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the incumbent Rights Agent or the holder of record of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or any State thereof, in good standing, which is authorized under such laws to exercise stock transfer powers and is subject to supervision or examination by federal or state authority and which has, or together with its parent entity has, at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 million or (b) an affiliate or subsidiary of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it under this Agreement, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Junior Preferred Shares, and mail a notice thereof in writing to the holders of record of the Rights Certificates or, if prior to the Distribution Date, the holders of record of the Common Shares. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the Expiration Date, the Purchase Price and the number or kind or class of shares of stock or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (i) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities issued by the Company hereinafter but prior to the Distribution Date, and (ii) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (x) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (y) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

23.     Redemption and Termination.

        (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of

Business on the tenth day following the Record Date), or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such redemption price being referred to in this Agreement as the "Redemption Price"). The redemption of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company may establish in good faith.

        (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to Section 23(a), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Promptly after such action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The failure to give notice required by this Section 23 or any defect therein shall not affect the legality or validity of any redemption hereunder. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

24.     Exchange.

        (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e)) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such exchange ratio being referred to in this Agreement as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Voting Power of the Common Shares then outstanding.

        (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at the last addresses of the holders as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number and kind of Rights which will be exchanged. The failure to give notice required by this
Section 24 or any defect therein shall not affect the legality or validity of any exchange hereunder.

        (c) Any partial exchange shall be effected pro rata based on the number of Rights being exchanged (other than Rights which have become null and void pursuant to the provisions of Section 7(e)) held by each holder of Rights.

        (d) If there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights.

        (e) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Common Shares would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of such whole Common Shares. For purposes of this
Section 24(e), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d) (i)) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

25.     Notice of Proposed Actions.

        (a) If the Company, at any time after the Distribution Date, shall propose to (i) effect any of the transactions referred to in Section 11(a)(i) or to pay any dividend to the holders of record of its Junior Preferred Shares payable in stock of any class or to make any other distribution to the holders of record of its Junior Preferred Shares (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), (ii) offer to the holders of record of its Junior Preferred Shares options, warrants or other rights to subscribe for or to purchase Junior Preferred Shares (including any security convertible into or exchangeable for Junior Preferred Shares) or shares of stock of any class or any other securities, options, warrants, convertible or exchangeable securities or other rights, (iii) effect any reclassification of its Junior Preferred Shares or any recapitalization or reorganization of the Company, (iv) effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions not in the ordinary course of the Company's business, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and each holder of record of Rights, in accordance with Section 26, notice of such proposed action, which shall specify the record date for the purposes of such transaction referred to in Section 11(a)(i), or such dividend or distribution, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, sale or transfer of assets, liquidation, dissolution, or winding up is to take place and the record date for determining participation therein by the holders of record of Junior Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause
(i) or (ii) above at least 10 days prior to the record date for determining holders of record of the Junior Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of record of Junior Preferred Shares, whichever shall be the earlier.

        (b) If any of the transactions referred to in Section 11(a)(ii) or
Section 13 of this Agreement are proposed, then, in any such case, the Company shall give to each holder of Rights, in accordance with Section 26, notice of the proposal of such transaction at least 10 days prior to consummating such transaction, which notice shall specify the proposed event and the consequences of the event to holders of Rights under Section 11(a)(ii) or Section 13, as the case may be, and, upon consummating such transaction, shall similarly give notice thereof to each holder of Rights.

        (c) If any Section 11(a)(ii) Event shall occur, then all references in this Section 25 to Junior Preferred Shares shall be deemed thereafter to refer to the class of Common Shares or other securities for which the Rights are then exercisable. 26. Notices. Except as provided in Section 21, notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of record of any Rights Certificate or Right to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                      Fritz Companies, Inc.
                      706 Mission Street, Suite 600
                      San Francisco, CA 94103
                      Attention: General Counsel

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of record of any Rights Certificate or Right to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                      Mellon Investor Services LLC
                      44 Wall Street, 6th Floor
                      New York, NY  10005
                      Attention:  Relationship Manager

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of record of any Rights Certificate or Right (or, if prior to the Distribution Date, to the holder of certificates representing Common Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Company.

27. Supplements and Amendments. Prior to the Distribution Date, the Company may and the Rights Agent shall (subject to the third to last sentence of this Section), if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of the Rights or the Common Shares. From and after the Distribution Date, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained in this Agreement which may be defective or inconsistent with any other provisions in this Agreement, or (iii) change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided, that no such supplement or amendment shall adversely affect the interests of the holders of Rights (other than any interest of an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the

Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27 and provided that such amendment or supplement does not change or increase the Rights Agent's rights, duties, liabilities or obligations, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of the corresponding class of Common Shares. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may not be amended at a time when the Rights are not redeemable.

28. Determinations and Actions by the Board. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors of the Company to any liability to the holders of the Rights. The Rights Agent shall always be entitled to assume that the Company's Board of Directors acted in good faith and shall be fully protected and shall incur no liability in reliance thereon.

29. Successors. All of the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns under this Agreement.

30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the holders of record of the Rights Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of record of the Rights Certificates (and, prior to the Distribution Date, the Common Shares).

31. Governing Law. This Agreement, each Right and each Rights Certificate issued under this Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

34. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


Attest:                                FRITZ COMPANIES, INC.


By:/s/ Martin Phillips                 By: /s/ Jan H. Raymond
   ----------------------------           --------------------------------------
    Name: Martin Phillips                 Name: Jan H. Raymond
    Title:                                Title: Exec. V.P.



Attest:                                MELLON INVESTOR SERVICES LLC


By: /s/ Yvonne D. Benn                 By: /s/ Regina Brown
    ---------------------------            -------------------------------------
    Name: Yvonne D. Benn                   Name: Regina Brown
    Title: Relationship Manager            Title: Vice President

                                                                       EXHIBIT A


                                      FORM

                                       of

       CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF THE TERMS OF
                    THE JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                              FRITZ COMPANIES, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

        Fritz Companies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on January 12, 2001:

        RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Corporation's Restated Certificate of Incorporation (the "Certificate of Incorporation") the Board of Directors hereby creates a new series of Preferred Stock, par value $0.01 per share (the "Junior Preferred Stock"), of the Corporation and hereby states the designation and number of shares of each such series, and fixes the relative rights, preferences, and limitations of each such series as follows:

        Section 1. Designation and Amount. The shares of such series shall be designated as "Junior Participating Preferred Stock" (the "Junior Preferred Stock") and the number of shares constituting the Junior Preferred Stock shall be 150,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Junior Preferred Stock.

        Section 2. Dividends and Distributions.

                (A) Subject to the rights of the holders of any shares of any series of Junior Preferred Stock (or any similar stock) ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of the Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first

        Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. If the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                (B) The Corporation shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

        Section 3. Voting Rights. The holders of shares of Junior Preferred Stock shall have the following voting rights:

                (A) Subject to the provision for adjustment hereinafter set forth, each share of Junior Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. If the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Junior Preferred Stock or any similar stock, or by law, the holders of shares of Junior Preferred Stock and the holders of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                (C) Except as set forth herein, or as otherwise provided by law, holders of Junior Preferred Stock shall have no voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

        Section 4. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received $1000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Junior Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause
(1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 5. Consolidation, Merger, etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time declare or pay any dividend on the

Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 6. Certain Restrictions.

                (A) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                        (i) declare or pay dividends, or make any other
                distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

                        (ii) declare or pay dividends, or make any other
                distributions, on any shares of stock ranking on parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                        (iii) redeem or purchase or otherwise acquire for
                consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

                        (iv) redeem or purchase or otherwise acquire for
                consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 1, purchase or otherwise acquire such shares at such time and in such manner.

        Section 7. Reacquired Shares. Any shares of Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

        Section 8. No Redemption. The shares of Junior Preferred Stock shall not be redeemable.

        Section 9. Rank. The Junior Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

        Section 10. Amendment. The Certificate of Incorporation shall not be amended in any manner which would alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding Junior Preferred Stock.

        Section 11. Fractional Shares. The Junior Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of the Junior Preferred Stock.

    IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its President and attested by its Secretary this _____ day of January, 2001.

                                       -----------------------------------
                                       President



Attest:


------------------------------
Secretary

                                                                       EXHIBIT B

                          [Form of Rights Certificate]
Certificate No. R-__                                              _______ Rights


               NOT EXERCISABLE AFTER FEBRUARY 1, 2010 OR UNDER CERTAIN CIRCUMSTANCES EARLIER. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. IF THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE ISSUED TO A PERSON WHO IS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON OR A TRANSFEREE OF THE RIGHTS PREVIOUSLY OWNED BY SUCH PERSONS, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY WILL BECOME NULL AND VOID.

                               Rights Certificate

                              FRITZ COMPANIES, INC.

        This certifies that _________________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of January 16, 2001 (the "Rights Agreement") between Fritz Companies, Inc., a Delaware corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., _______ time, on February 1, 2010, or if earlier, the effective time of the merger of the Company and VND Merger Sub, Inc. pursuant to the Agreement and Plan of Merger, dated as of January 10, 2001, by and among United Parcel Service, Inc., VND Merger Sub, Inc., and the Company, at the office of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid and nonassessable share of Junior Participating Preferred Stock, $.01 par value per share ("Junior Preferred Shares"), of the Company at a purchase price of $28.125 as the same may from time to time be adjusted in accordance with the Rights Agreement ("Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of Junior Preferred Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of January 29, 2001 (the "Record Date") based on the Junior Preferred Shares of the Company as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Junior Preferred Shares which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than Junior Preferred Shares, or other property, may be acquired upon exercise of the Rights evidenced by this Rights Certificate, as provided by the Rights Agreement.

        This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of the Rights Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company and the above-mentioned offices of the Rights Agent.

        This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of one one-thousandths of a Junior Preferred Share as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

        Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at its option at a redemption price of $.001 per Right or (ii) may be exchanged in whole or in part for Common Shares of the Company or common stock equivalents.

        No fractional Junior Preferred Shares will be issued upon the exercise of any Rights evidenced hereby (other than, except as set forth above, fractions that are integral multiples of one one-thousandth of a Junior Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof, cash payment will be made, as provided in the Rights Agreement. No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Junior Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

        This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

        WITNESS the facsimile signature of the proper officers of the Company and its corporate seal, dated as of ______________ ____.


ATTEST:                                FRITZ COMPANIES, INC.

-----------------------------          By:
Secretary                                 --------------------------------------
                                          Name:
                                          Title:


Countersigned:
MELLON INVESTOR SERVICES LLC

By
  --------------------------
  Authorized signature

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

         (To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

        FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfers unto
________________________________________________________________________________

_____________________________________________________
        (Please print name and address of transferee)

Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:             ,
      ------------  -----
                                            ----------------------------------
                                            Signature
Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


                       -----------------------------------

                                   Certificate

       The undersigned hereby certifies by checking the appropriate boxes that:

               (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any transferee of such Persons.


Dated:             ,
       ------------  ----

                                            ----------------------------------
                                            Signature


                                     NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                             FORM OF ELECTION TO PURCHASE

                    (To be executed if registered holder desires to
                           Exercise the Rights Certificate.)

To: Fritz Companies, Inc.

        The undersigned hereby irrevocably elects to exercise
____________________ Rights represented by this Rights Certificate to purchase the Junior Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the name:
Please insert social security
or other identifying number

--------------------------------------------
        (Please print name and address)

--------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number



--------------------------------------------
(Please print name and address)



--------------------------------------------

Dated:                ,
        --------------  ----

                                       ----------------------------------
                                       Signature
                                       (Signature must conform in all respects
                                       to name of holder as specified on the
                                       face of this Rights Certificate)

Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                          -----------------------------------


                                   Certificate

        The undersigned hereby certifies by checking the appropriate boxes that:

               (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

               (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any transferee of such Persons.

Dated:               ,
       --------------  -----

                                            ----------------------------------
                                            Signature

                                                                       EXHIBIT C


                              FRITZ COMPANIES, INC.

                          SUMMARY OF RIGHTS TO PURCHASE
                             JUNIOR PREFERRED SHARES


        On January 12, 2001, the Board of Directors (the "Board") of Fritz Companies, Inc. (the "Company") adopted a Rights Agreement (the "Rights Agreement") and authorized and declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock, par value $.01 per share ("Common Share"), of the Company. The dividend is payable on January 29, 2001 to the stockholders of record on that date (the "Record Date"), and with respect to Common Shares issued thereafter until the Distribution Date (as hereinafter defined) or the expiration or earlier redemption or exchange of the Rights. Except as set forth below, each Right entitles the holder of record to purchase from the Company at any time after the Distribution Date one one-thousandth of a share of Junior Participating Preferred Stock, par value $.01 per share (the "Junior Preferred Shares"), at a price of $28.125 per one one-thousandth of a share, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in the Rights Agreement.

        Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will become exercisable and separate from the Common Shares upon the earlier to occur of (i) 10 days after the date (the "Stock Acquisition Date") of a public announcement that a Person or group of affiliated or associated Persons has acquired beneficial ownership of 15% or more of the voting power of the outstanding Common Shares (such Person or group being hereinafter referred to as an "Acquiring Person"), or (ii) 10 business days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a Person or group becoming the beneficial owner of 15% or more of the voting power of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"). Common Shares beneficially owned by the Company or any subsidiary of the Company will not be considered outstanding for purposes of calculating the percentage ownership of any Person.

        The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with, and only with, the Common Shares. Until the Distribution Date (or earlier redemption or expiration), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates of Common Shares outstanding as of the Record Date, even without such notation, also will constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Rights Certificates alone will evidence the Rights. The Rights are not exercisable until the Distribution Date. The Rights will expire at the earlier of the close of business on February 1, 2010 or the effective time of the merger of the Company and VND Merger Sub, Inc., pursuant to the Agreement and Plan of Merger by and among United Parcel Service, Inc., VND Merger Sub, Inc., and the Company, dated as of January 10, 2001 (the "Merger Agreement"), unless earlier redeemed by the Company as described below.

        Each of the following Persons will not be deemed to be an Acquiring Person even if they have acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the voting power of the outstanding Common Shares of the Company: (i) the Company, any subsidiary of the Company, or any employee benefit plan of the Company or of any subsidiary of the Company, (ii) any Person who would otherwise become an Acquiring Person solely by virtue of a reduction in the number of outstanding Common Shares unless and until such Person shall become the beneficial owner of any additional Common Shares, (iii) Lynn C. Fritz, his Affiliates and Associates, his heirs, immediate family, the Lynn C. Fritz 199 Grantor Retained Annuity Trust, the Tamara Fritz 1999 Grantor Retained Annuity Trust, and any trust of which Lynn C. Fritz, his heirs, or immediate family is the sole beneficiary and to which he or members of his immediate family has transferred or may transfer shares of Common Stock (collectively, "Lynn C. Fritz"); unless Lynn C. Fritz increases its aggregate percentage ownership of Common Stock in certain circumstances and (v) United Parcel Service, Inc., VND Merger Sub, Inc. and their permitted assigns pursuant to the Merger Agreement, with respect to the execution and delivery of the Merger Agreement and the related option agreements and with respect to any shares of Common Stock acquired by them pursuant to the transactions contemplated by the Merger Agreement and related option agreements.

        If any Person becomes an Acquiring Person, each holder of a Right will thereafter have the right (the "Flip-In Right") to receive, in lieu of Junior Preferred Shares and upon payment of the Purchase Price, Common Shares (or in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right. Notwithstanding the foregoing, all rights that are, or were, beneficially owned by an Acquiring Person or any affiliate or associate thereof will be null and void and not exercisable.

        If, at any time on or after the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the holders of all of the outstanding Common Shares immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power, or (ii) more than 50% of the Company's assets, cash flow or earning power is sold or transferred other than in the ordinary course of the Company's business, then each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right (the "Flip-Over Right") to receive, in lieu of Junior Preferred Shares and upon exercise and payment of the Purchase Price, common shares of the acquiring company having a value equal to two times the Purchase Price. If a transaction would otherwise result in a holder's having a Flip-In as well as a Flip-Over Right, then only the Flip-Over Right will be exercisable; if a transaction results in a holder's having a Flip-Over Right subsequent to a transaction resulting in a holder's having a Flip-In Right, a holder will have Flip-Over Rights only to the extent such holder's Flip-In Rights have not been exercised.

        The Purchase Price payable, and the number of Junior Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Shares, (ii) upon the grant to holders of the Junior Preferred Shares of certain rights or warrants to subscribe for Junior Preferred Shares or convertible securities at less than the current market price of the Junior Preferred Shares or (iii) upon the distribution to holders of the Junior Preferred Shares of evidences of indebtedness or assets (excluding dividends payable in Junior Preferred Shares) or of subscription rights or warrants (other than those referred to above). However, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1%.

        The number of outstanding Rights and the number of one one-thousandths of a Junior Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

        Junior Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Junior Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 1000 times the dividend declared per share of Common Share. In the event of liquidation, the holders of Junior Preferred Shares will be entitled to a minimum preferential liquidation payment of $1000 per share but will be entitled to an aggregate payment of 1000 times the payment made per Common Share. Each Junior Preferred Share will have 1000 votes, in each case voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which the Common Shares are exchanged, each Junior Preferred Share will be entitled to receive 1000 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

        Because of the nature of the dividend, liquidation and voting rights of the Junior Preferred Shares, the value of the one one-thousandth interest in a Junior Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

        If, after the triggering of Flip-In Rights, insufficient Common Shares are available for the exercise in full of the Rights, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise in full of the Rights. If, after the expiration of 120 days after the triggering of Flip-In Rights, insufficient Common Shares are available for the exercise in full of the Rights, holders of Rights will receive upon exercise Common Shares or to the extent available cash, property or other securities of the Company, in proportions determined by the Company, so that the aggregate value received is equal to twice the Purchase Price.

        The Company is not required to issue fractional Junior Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Junior Preferred Share, which may, at the election of the Company be evidenced by depositary receipts), and in lieu thereof, a payment in cash will be made to the holder of such Rights equal to the same fraction of the current value of one one-thousandth of a Junior Preferred Share. Following the triggering of the Flip-In Rights, the Company will not be required to issue fractional Common Shares upon exercise of the Rights and, in lieu thereof, a payment in cash will be made to the holder of such Rights equal to the same fraction of the current market value of a Common Share.

        In general, the Company may redeem the Rights at a price of $.001 per Right (subject to adjustment), at any time before the close of business on the tenth day following the Stock Acquisition Date.

        At any time after any Person becomes an Acquiring Person and prior to the acquisition by any Person of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the then outstanding and exercisable Rights (other than Rights owned by an Acquiring Person, which will have become null and void), in whole or in part, for Common Shares, each Right being exchangeable for one Common Share or common share equivalents equal to one Common Share, subject to adjustment.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

        The issuance of the Rights is not taxable to the Company or to stockholders under presently existing federal income tax law, and will not change the way in which stockholders can presently trade the Company's Common Shares. If the Rights should become exercisable, stockholders, depending on then existing circumstances, may recognize taxable income.

        Prior to the Distribution Date, the Rights Agreement generally may be amended by the Board of Directors of the Company. On or after the Distribution Date, the Company may amend the Rights Agreement only to (i) cure any ambiguity,
(ii) correct or supplement any provision which may be defective or inconsistent with the other provisions of the Rights Agreement, or (iii) change or supplement the Rights Agreement in any other manner which the Company may deem necessary or desirable, provided that no amendment shall adversely affect the interests of the holders of Rights (other than any interest of an Acquiring Person or an Affiliate or Associate of an Acquiring Person). However, no amendment may be made at any time when the Rights are not redeemable.

        The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a Person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired. Accordingly, the existence of the Rights may deter certain acquirors from making takeover proposals or tender offers. However, the rights plan helps ensure that the Company's stockholders receive fair and equal treatment in the event of any proposed takeover of the Company. The adoption of the plan is not in response to any specific takeover threat or proposal, but is a precaution taken to protect the rights of the Company's stockholders.

        A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to the Company's Registration Statement on Form 8-A with respect to the Rights filed with the Securities and Exchange Commission (Commission File No. _______).

A copy of the Rights Agreement is available free of charge from the Company, 706 Mission Street, San Francisco, California 94103, Attention: General Counsel. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated in this summary description by reference.


                                      C-5